                                                                     EXHIBIT 2.1

                               EXCHANGE AGREEMENT
                               ------------------


     This Exchange Agreement (the "Agreement") is made and entered into this 20th day of August, 1996, by and among Brilliant Interactive, Inc., a Delaware corporation (the "Company"), Brilliant Interactive Ideas Pty. Ltd., an Australian corporation ("BII-Australia") and each of the shareholders of BII-Australia listed on Attachment "A" hereto (each, a "Shareholder, and together, the "Shareholders").

                                R E C I T A L S
                                ---------------

     A. The Shareholders constitute all of the Shareholders of BII-Australia and hold the number and class of shares of capital stock of BII-Australia (the "BII-Australia Shares") set forth opposite each of their respective names on Attachment "A" hereto, constituting all of the outstanding capital stock of BII Australia.

     B. The Company was formed for the purposes of serving as the parent corporation for BII-Australia.

     C. Each Shareholder desires to contribute to the Company all of the BII-Australia Shares set forth opposite its name on Attachment "A" hereto, and in return, the Company desires to issue to each Shareholder the number shares of Common Stock, par value $0.001 per share (the "Common Stock") set forth opposite the Shareholder's name on Attachment "A" hereto.

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Authorization of the Securities; Nature of Agreement
         ----------------------------------------------------

         a. The Company has authorized the issuance and sale to the Shareholders, pursuant to the terms and conditions of this Agreement, of that number of shares of Common Stock set forth opposite the names of the Shareholders on Attachment "A" hereto (the "Purchased Shares").

         b. This Agreement, insofar as it relates to the issuance of the Purchased Shares to any Shareholder, is a separate agreement between that Shareholder and the Company. But this Agreement insofar as it relates to the rights, duties and remedies of the Company and the several Shareholders, from and after the Closing hereunder, shall be deemed to be one agreement.

         c. It is intended by the parties that the transfer by the Shareholders of the BII-Australia Shares to the Company pursuant to this Agreement shall constitute a valid transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

     2.  Delivery of Shares.  Each Shareholder does hereby irrevocably assign,
         ------------------
convey and transfer to the Company, and does hereby deliver to the Company stock certificates (the "Certificates") representing, the number of BII-Australia Shares set forth opposite such Shareholder's name on Attachment "A" hereto, appropriately endorsed for transfer to the Company, subject to the terms and conditions set forth herein. Such delivery is irrevocable, and neither the death or disability of the Shareholder shall affect the transactions contemplated hereby.

     3.  Issuance of the Company Stock.  In consideration of the transfer of the
         -----------------------------
BII-Australia Shares pursuant to Section 2, above, the Company hereby agrees that it shall promptly deliver to each Shareholder the number of Purchased Shares set forth opposite such Shareholder's name on Attachment "A" hereto issued in the name of such Shareholder.

     4.  Transfer of the Shares.  Upon issuance by the Company to each
         ----------------------
Shareholder of the Purchased Shares, the Certificates shall be deemed to be transferred to the Company, and promptly thereafter, BII-Australia shall effect such transfer on its books, and shall issue to the Company new certificates for such shares registered in the name of the Company.

     5.  Representations, Warranties and Covenants of the Shareholders.  Each
         -------------------------------------------------------------
Shareholder warrants, represents and covenants that:

         a. it has good and marketable title to the BII-Australia Shares to be transferred by it pursuant to Section 2, free and clear of all liens, claims and encumbrances of any kind;

         b. the BII-Australia Shares to be transferred by such Shareholder pursuant to Section 2 constitute all of the BII-Australia Shares owned or controlled (directly or indirectly) beneficially or of record by the Shareholder;

         c. it is acquiring the Purchased Shares for its own account with the present intention of holding such securities for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities (other than a distribution in compliance with all applicable federal and state securities laws);

         d. it is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the relative merits and the risks of an investment in the Purchased Shares and of protecting its own interests in connection with this transaction;

         e. it is willing to bear and is capable of bearing the economic risk of an investment in the Purchased Shares; and

         f. it is an "accredited investor" as that term is defined under Rule 501(a)(8) of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     6.  Restrictions on Transfer.  Each Shareholder agrees that it shall not
         ------------------------
sell, transfer (with or without consideration), assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Purchased Shares unless such shares are disposed of pursuant to and in conformity with an effective registration statement filed with the Commission pursuant to the Act, or pursuant to an available exemption from the registration and prospectus delivery requirements of the Act, and the proposed disposition will not result in a violation of the securities laws of any state of the United States.

     If requested by the Company, such Shareholder shall, prior to the transfer of any of the Purchased Shares, deliver to the Company a written opinion of counsel, satisfactory to the Company and its counsel, that the proposed disposition will comply with the requirements set forth in this Section 6. Any attempted Transfer which is not in full compliance with this Section 6 shall be null and void ab initio, and of no force or effect.
              ---------

     Each Shareholder further agrees that any certificate evidencing the Purchased Shares shall bear the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

     Each Shareholder further acknowledges and agrees that the Company may, at its option, place notations evidencing the foregoing restrictions on transfer in its shareholders register, and may place appropriate "stop transfer" instructions with its transfer agent, if any.

     7.   Miscellaneous.
          --------------

          a.   Amendments.  The provisions of this Agreement may not be waived,
               ----------
altered, amended or repealed in whole or in part except by a written instrument signed by all parties.

          b.   Waiver or Delay.  The failure or delay on the part of any party
               ---------------
to exercise any right or remedy, power or privilege shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and signed by the party making the waiver. A written waiver of a default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

          c.   Severability.  Wherever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          d.   Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
parties, their respective successors and assigns. No party may assign, transfer or delegate its rights, obligations or duties hereunder without the express written consent of all other parties.

          e.   GOVERNING LAW.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF
               -------------
CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

          f.   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     This Agreement shall be effective as of the date first written above.


                                    BRILLIANT INTERACTIVE, INC.


                                    By: /s/ Mark Miller
                                       ---------------------------
                                    Its: President
                                         -------------------------


                                    BRILLIANT INTERACTIVE IDEAS PTY.
                                    LTD.


                                    By: /s/ Mark Miller
                                       ---------------------------
                                    Its: Managing Director
                                         -------------------------


                                    PACIFIC INTERACTIVE EDUCATION,
                                    PTY. LIMITED

                                    By: /s/ Mark Miller
                                       ---------------------------
                                    Its: Director
                                         -------------------------


                                    REEFKNOT LIMITED


                                    By: /s/ Michael Sampion
                                       ---------------------------
                                    Its: Secretary
                                         -------------------------
                                         For and by order of the Board.

                                  ATTACHMENT A

                              LIST OF SHAREHOLDERS
                              --------------------


                                                    NUMBER OF        NUMBER OF
                                                 SHARES OF BII-    SHARES OF THE
                                                   AUSTRALIA          COMPANY
  SHAREHOLDER                                      SURRENDERED       PURCHASED
  -----------                                   ---------------   --------------
- --------------------------------------------------------------------------------
Pacific Interactive Education Pty. Limited               11,765          117,650
- --------------------------------------------------------------------------------
        Reefknot Limited                                 88,235          882,350
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
